                                                                                            Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the capitons "Financial Highlights", "Independent Registered Public Accountin Firm", "Financial Statements" and "Ongoing Arrangements to Disclose Portfolio Holdings" and to the use of our report dated August 24, 2006 with respect to E.I.I. Realty Securities Trust, which is incorporated by reference in this Registration Statement on Form N-1A (Nos. 333-45959 and 811-08649) of E.I.I. Realty Securities Trust.

                                                                            /s/ Ernst & Young LLP
                                                                            ERNST & YOUNG LLP

New York, New York
October 27, 2006